UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2010

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2010, Aon Corporation (the “Company”) and certain of its foreign subsidiaries entered into definitive documentation with respect to a new € 650 million multi-currency revolving loan credit facility (the “2010 Euro Facility”).   The 2010 Euro Facility will replace the Company’s current € 650 million multi-currency revolving loan credit facility entered into in 2005 with Citigroup Global Markets Limited (“Citigroup Global”), ING Bank N.V. (“ING”) and The Royal Bank of Scotland plc, collectively serving as Arranger, the financial institutions from time to time parties thereto as lenders, and Citigroup International plc (“Citibank International”) as Agent (as amended thereafter, the “2005 Euro Facility”), which facility was scheduled to terminate on October 24, 2010.   Effective October 18, 2010, the Company terminated the 2005 Euro Facility.

The 2010 Euro Facility will terminate on October 15, 2015 and contains covenants with respect to the ratio of EBITDA to interest expense (which may not be less than 4.0 to 1.0),  the ratio of borrowings to EBITDA (which may not be more than 3.0 to 1.0), as well as other customary covenants and undertakings.

Citigroup Global, ING and Barclays Capital are collectively serving as Arranger and Citibank International is acting as Agent for the 2010 Euro Facility.  The Company has a number of other commercial relationships with the lenders under the 2005 Euro Facility and the 2010 Euro Facility.  In addition, the Company and certain of its affiliates have performed, and may perform, various insurance brokerage and consulting services for the institutions serving as Arranger and Agent and with certain of the lenders.

The foregoing summary is qualified in its entirety by reference to the agreement for the 2010 Euro Facility, a copy of which is filed herewith and incorporated by reference.

Item 1.02. Termination of a Material Definitive Agreement

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the termination of the 2005 Euro Facility is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the 2010 Euro Facility is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)-(b) Not applicable

(d) Exhibits

Exhibit Number	Description

10.1

€ 650,000,000 Facility Agreement dated October 15, 2010 between Aon Corporation, certain subsidiaries of Aon Corporation as original borrowers, Citigroup Global Markets Limited, ING Bank N.V. and Barclays Capital, collectively serving as Arranger, the financial institutions from time to time parties thereto as lenders, and Citibank International plc as Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 18, 2010	Aon Corporation

	By:	/s/ Christa Davies
Christa Davies
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

€ 650,000,000 Facility Agreement dated October 15, 2010 between Aon Corporation, certain subsidiaries of Aon Corporation as original borrowers, Citigroup Global Markets Limited, ING Bank N.V. and Barclays Capital, collectively serving as Arranger, the financial institutions from time to time parties thereto as lenders, and Citibank International plc as Agent